UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2026

_______________________________

Woodward, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-39265	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of Principal Executive Offices) (Zip Code)

(970) 482-5811

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455 per share	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 15, 2026, the Board of Directors of Woodward, Inc. (the “Company”) approved a plan to transition production out of its Santa Clarita, California, facility to streamline its portfolio and refine its manufacturing footprint. Production of military fixed-wing and rotorcraft flight control actuation will move to the Company's Spartanburg, South Carolina, aerospace manufacturing campus, which is currently under construction. Additionally, the Company expects to divest certain legacy commercial rotorcraft, land systems, and business jet product lines primarily produced in Santa Clarita facility, along with the campus itself. Divested product lines will not be transferred to the Spartanburg facility. The divestiture is expected to close in the Company’s fiscal year 2027.

In connection with these actions, the Company estimates that it will recognize cumulative pre-tax charges of approximately $34 million to $47.5 million, consisting primarily of $23 million to $29 million of employee-related costs for severance and related benefits, $10 million to $16.5 million of charges related to anticipated contract termination costs, and $1 million to $2 million of other charges and costs, including asset write-offs, moving costs, and other exit-related costs. The Company currently estimates that nearly all of these charges will result in future cash expenditures, as only $1 million of the cumulative charges are expected to be non-cash.

The Company expects to cease operations at its Santa Clarita facility no later than December 2027. The Company expects to recognize the associated charges over the transition period as the recognition criteria for each category of cost are met, with such recognition expected to be substantially completed by December 2027. Cash expenditures related to these activities are expected to extend through December 2027.

Item 7.01. Regulation FD Disclosure.

On September 21, 2026, the Company issued a press release announcing its decision to transition production out of its Santa Clarita facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s plans to close its Santa Clarita facility and the associated actions, including the transfer of production of certain product lines to its Spartanburg, South Carolina facility and the divestiture of the Santa Clarita campus and certain other product lines that are primarily produced in Santa Clarita, anticipated costs and charges associated with such actions, and the anticipated timing and schedule for these actions. These statements are based on current expectations and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied due to various risks and uncertainties, including, but not limited to, unexpected delays or difficulties in implementing the product line transfers and/or the divestiture, the amount and timing of the costs and charges, the risk that the divestiture may not close in the anticipated timeframe or at all, and other risks generally associated with divestiture activities, including regulatory and operational risks, as well as other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Woodward, Inc. dated September 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: September 21, 2026	By:	/s/ Karrie M. Bem
Karrie M. Bem
Executive Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer